Exhibit 10.1

WARRANT AMENDMENT AND EXERCISE AGREEMENT

THIS WARRANT AMENDMENT AND EXERCISE AGREEMENT (this “Agreement”), dated as of the [    ] day of February, 2023, is made and entered into by and between [        ], a [       ] limited liability company (the “Warrantholder”), and Nightfood Holdings, Inc., a company incorporated under the laws of the State of Nevada (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Original Warrant (as defined below).

WHEREAS, the Warrantholder is the registered holder of that certain Common Stock Purchase Warrant with an Initial Exercise Date of July 2, 2021 (the “Original Warrant”) initially for [        ] Warrant Shares but which amount has increased as of the date hereof (the “Existing Exercise Price”) based on adjustments pursuant to Section 3 of the Original Warrant; and

WHEREAS, the Warrantholder has agreed to exercise a total of [        ] Warrant Shares (such Warrant Shares, the “Exercise Shares”), upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the respective covenants, representation and warranties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

I. AMENDMENT OF ORIGINAL WARRANT

(a) Exercise Price. Subject to the terms and conditions of this Agreement, the Exercise Price of the Exercise Shares shall be $0.05 per Exercise Share (the “Adjusted Exercise Price”), or an aggregate of $[       ]. All Warrant Shares that are not Exercise Shares shall continue to be exercisable at the Existing Exercise Price and shall not be modified or adjusted except in accordance with the terms of the Original Agreement.

(b) Exercise Warrants. Upon exercise of the Original Warrant for the Exercise Shares at the Exercise Price in accordance with the terms hereof, the Warrantholder shall also receive and be granted by the Company, a further common stock purchase warrant (the “Exercise Warrant”) to purchase [         ] shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at an initial exercise price per share of $0.1250; such Exercise Warrant in the form attached hereto as Exhibit A. For the avoidance of doubt, in the event the Warrantholder exercises any or all of the remaining Warrant Shares, it shall not have any right to receive, and the Company shall have no obligation to issue, any additional Exercise Warrants.

(c) No Further Adjustment. Notwithstanding anything to the contrary in the Original Warrant, in no event shall the terms and conditions of this Agreement, or the issuance of the Exercise Shares at the Adjusted Exercise Price or the issuance of the Exercise Warrant or the shares of Common Stock thereunder, result in any further adjustments to the Exercise Price, the number of Exercise Shares or anything else, under or pursuant to Section 3 of the Original Warrant, and the Warrantholder hereby waives any and all terms and conditions set forth, described or contemplated in the Original Warrant necessary to exercise the Original Warrant into Exercise Shares and the Exercise Warrant that are not satisfied by the terms and conditions of this Agreement.

II. EXERCISE FOR EXERCISE SHARES

(a) Exercise. The Warrantholder hereby elects to purchase the Exercise Shares at the Adjusted Exercise Price, and tenders herewith payment of the Adjusted Exercise Price of such Exercise Shares in full by a cash payment in accordance with Section 2(a) of the Original Warrant as if this Agreement was a Notice of Exercise.

III. REPRESENTATIONS AND WARRANTIES OF THE WARRANTHOLDER

The Warrantholder hereby represents and warrants to the Company the following to be true and correct in all respects:

(a) Organization and Existence. The Warrantholder is organized and existing under the laws of its state of jurisdiction, with full power and authority to own, lease and operate its properties and assets and to carry on its business and operations.

(b) Authority. The Warrantholder has full power and authority to execute and deliver this Agreement and the other instruments to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Warrantholder and constitutes legal, valid and binding obligations of the Warrantholder enforceable in accordance with its terms. The execution and delivery by the Warrantholder of this Agreement and the consummation by the Warrantholder of the transactions contemplated hereby will not violate any law or any judgment, decree, award or order of any court or other federal, state or local department, official, commission, authority, board, bureau, agency or other public body, domestic or foreign (“Governmental Entity”) to which the Warrantholder is subject. No approval, authorization, consent or other order or action of or filing with any Governmental Entity or any other individual or entity is required for the execution and delivery by the Warrantholder of this Agreement or such other agreements and instruments or the consummation by the Warrantholder of the transactions contemplated hereby or thereby.

(c) Ownership; No Liens. The Warrantholder is the record and beneficial owner of the Original Warrant, free and clear of all liens, claims, charges, equities, security interests, pledges, mortgages and encumbrances (other than pursuant to applicable state and federal securities laws), and has not exercised any of the Original Warrant.

(d) No View to Distribution or Resale. The Exercise Shares and Exercise Warrant being acquired by the Warrantholder hereunder is solely for its own account without a view to the distribution or resale thereof, and there is no contract, undertaking, agreement or arrangement by the Warrantholder to sell or otherwise transfer or dispose of any of such securities in any manner to any other person.

(e) Investment Experience. The Warrantholder is an “accredited investor” as defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or, if not an “accredited investor,” either alone or with the Warrantholder’s representatives has such knowledge and experience in financial and business matters that the Warrantholder is capable of evaluating the merits and risks of the transactions. The Warrantholder has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to enter into and consummate the transactions contemplated hereby. The Warrantholder acknowledges that the Warrantholder has been afforded the opportunity to ask questions and receive answers from the Company regarding the (i) transactions contemplated hereby, (ii) Company and (iii) Exercise Shares and Exercise Warrant, and to obtain any additional information reasonably necessary to verify the accuracy of such information and has received satisfactory answers to any such questions. The Warrantholder further acknowledges that the Warrantholder has been afforded the opportunity to consult the Warrantholder’s own legal, tax and financial advisors regarding the (i) transactions contemplated hereby, (ii) Company and (iii) Exercise Shares and Exercise Warrant, and that the Warrantholder possesses, either alone or with the Warrantholder’s representatives, such business and financial experience to protect the Warrantholder’s own interests in connection with the consummation of the transactions contemplated hereby, and further acknowledges that the Warrantholder has not received and is not relying upon any legal, tax or financial advice from the Company or any of their respective employees, officers or representatives.

IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Warrantholder the following to be true and correct in all respects:

(a) Organization and Standing. The Company is a corporation organized and existing under the laws of the State of Nevada, with full power and authority to own, lease and operate its properties and assets and to carry on its business and operations.

(b) Authority. The Company has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by or on the part of the Company to authorize the Company to execute, deliver and perform its obligations under this Agreement have been duly and properly taken. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not violate any law or any judgment, decree, award or order of any court or other Governmental Entity to which the Company is subject, and will not conflict with the charter documents of the Company, nor will it conflict with, or be prohibited, limited or restricted in any way by the documents executed and delivered by the Company in connection with the transactions contemplated hereby or thereby. No approval, authorization, consent or other order or action of or filing with any Governmental Entity or any other individual or entity is required for the execution and delivery by the Company of this Agreement or such other agreements and instruments or the consummation by the Company of the transactions contemplated hereby.

(c) Issuance of Issued Shares. The Exercise Shares, when issued in compliance with the provisions of the Original Warrant as amended and modified by this Agreement, will be validly issued, fully paid, nonassessable and free of any liens or encumbrances other than those created by the Warrantholder, except that the Exercise Shares will be subject to restrictions on transfer under any applicable state and federal securities laws.

V. MISCELLANEOUS

(a) Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other party. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties.

(b) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by such party.

(c) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(d) Contents of Agreement. This Agreement together with any documents referred to herein (including the Original Warrant and the Exercise Warrant) set forth the entire agreement of the parties hereto and supersede any prior agreement or understanding of the parties with respect to the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by the parties hereto, and no claimed amendment, modification, termination or waiver shall be binding unless in writing and signed by the party against whom or which such claimed amendment, modification, termination or waiver is sought to be enforced.

(e) Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f) Ratification and Confirmation. Except as expressly amended hereby, the Original Warrant shall remain in full force and effect and is hereby ratified and affirmed. Nothing herein contained or implied shall be construed as a waiver of any other provision of the Original Warrant or any other document executed in connection with the Original Warrant or a waiver of any presently existing or future default under the Existing Warrant.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Warrantholder:

[ ]

By:
Name:
Title:

Nightfood Holdings, Inc.

By:
Name:	Sean Folkson
Title:	CEO

EXHIBIT A